UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2010

EDISON INTERNATIONAL
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-9936	95-4137452
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2244 Walnut Grove Avenue
(P.O. Box 976)
Rosemead, California  91770
(Address of principal executive offices, including zip code)

626-302-2222
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, Edison International announced the retirement of Alan J. Fohrer from his position as the principal executive officer of Edison International’s Southern California Edison Company (“SCE”) subsidiary.  Edison International also announced that Ronald L. Litzinger will succeed Mr. Fohrer as SCE’s principal executive officer.  In connection with this transition, Mr. Litzinger will resign his current position as Chairman of the Board, President and CEO of Edison Mission Group Inc. and Edison Mission Energy, which are also subsidiaries of Edison International.  Mr. Fohrer’s retirement and Mr. Litzinger’s change in roles will become effective January 1, 2011.

In connection with Mr. Fohrer’s retirement, he will receive benefits pursuant to Edison International’s Executive Retirement Plan, Executive Severance Plan, and terms and conditions applicable to the Edison International long-term incentive award grants.

Item 7.01        Regulation FD Disclosure.

The full text of the Edison International press release, issued on December 9, 2010, announcing the management transition described in Item 5.02 above is included as Exhibit 99.1 to this report.

Item 9.01        Financial Statements and Exhibits.

(d)     Exhibits

         See the Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)
/s/ Barbara E. Mathews

Barbara E. Mathews
Vice President, Associate General
Counsel, Chief Governance Officer
and Corporate Secretary

Date:  December 10, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Edison International on December 9, 2010